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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-19563 of Wilmar Industries, Inc. on Form S-8 of our report dated March 13, 1997, appearing in this Annual Report on Form 10-K of Wilmar Industries, Inc. for the year ended December 27, 1996.



DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

March 13, 1997